Exhibit 1.1

JERNIGAN CAPITAL, INC.

Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated: December 7, 2018

Jernigan Capital, Inc.

(a Maryland corporation)

Common Stock

(Par Value $.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

December 7, 2018

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Jefferies LLC

520 Madison Avenue

New York, New York 10022

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

B. Riley FBR, Inc.

1300 North 17th Street, Suite 1400

Arlington, VA 22209

Ladies and Gentlemen:

Jernigan Capital, Inc., a Maryland corporation (the “Company”), which is externally managed and advised by JCap Advisors, LLC, a limited liability company organized and existing under the laws of Florida (the “Manager”), and Jernigan Capital Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), each confirms its agreement (this “Agreement”) with Raymond James & Associates, Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp. and B. Riley FBR, Inc. (collectively, the “Agents”), as follows:

Section 1.        Description of Securities.

Each of the Company and the Operating Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agents, acting as agents and/or principals, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 the (“Maximum Amount”). The issuance and sale of the Securities through the Agents will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-212049), including a base prospectus, covering the registration of the offer and sale of certain securities, including the Securities to be issued from time to time by the Company under the Securities Act. Such registration statement has been declared effective under the Securities Act. The Company has prepared a prospectus supplement specifically relating to the Securities to the base prospectus included as part of such registration statement (the “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) with respect to each offering of Securities pursuant to this Agreement, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Securities or initial sale of such Securities on the Exchange, as applicable, and (ii) with respect to each offering of Securities to any Agent as principal, the time of sale of such Securities.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to the Agents for use in connection with the offering of the Securities.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference pursuant to Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”) in the Registration Statement or the Prospectus, as the case may be.

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All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Agents outside of the United States.

The Company will contribute the Net Proceeds (as defined in Section 6(b) of this Agreement) from the sale of the Securities from time to time pursuant to this Agreement to the Operating Company, and in exchange therefor, at each Settlement Date (as defined in Section 6(b) of this Agreement), the Operating Company will issue to the Company limited liability company interests in the Operating Company (“OC Units”).

Section 2.        Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the designated Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the maximum number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from a designated Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.

If a designated Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, such Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to such Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agents set forth on Exhibit B) setting forth the terms that such Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or such Agent until the Company delivers to such Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Agents set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of such Agent’s acceptance of the terms of the Placement Notice or upon receipt by such Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to the Agents, when the Agents are acting as agents, in connection with the sale of the Placement Securities shall be determined in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when an Agent is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to a designated Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

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Section 3.        Sale of Placement Securities by the Agents.

Subject to the provisions of Section 6(a), each Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities at market prevailing prices up to the amount specified in, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which they have made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to such Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of the amounts set forth in Section 6(b) used to determine the amount of the Net Proceeds from the gross proceeds that such Agent receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agents may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agents may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

Section 4.        Suspension of Sales.

The Company or such Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities (a “Suspension”); provided, however, that such Suspension shall not affect or impair either party’s obligations with respect to Placement Securities sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(n), 7(o), 7(p), 7(q) and 7(r) with respect to the delivery of certificates, opinions, or comfort letters to the Agents shall be suspended. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other parties unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

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Section 5.        Representations and Warranties.

(a)          Representations and Warranties by the Company and the Operating Company. Each of the Company and the Operating Company jointly and severally represents and warrants to the Agents as of the date hereof and as of each Representation Date (as defined in Section 7(n) of this Agreement) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Agents, as follows:

(1)         The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of Securities contemplated hereby. At the time of initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Common Stock, on the date hereof, on each Representation Date, as of each Applicable Time and as of each Settlement Date, the Company was not, is not and will not be an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(2)           The Registration Statement and the Prospectus conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects on the date hereof, on each Representation Date, as of each Applicable Time and as of each Settlement Date, as applicable, to the requirements of the Securities Act.

(3)           The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein.

(4)           The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(5)           The Prospectus will not, as of its date, on the date hereof, on each Representation Date, as of each Applicable Time and as of each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein.

(6)           Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433 under the Securities Act) that is a free writing prospectus under Rule 433 under the Securities Act), did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(7)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any road show in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act.

(8)           The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Securities, will not distribute any offering material in connection with the offering or sale of the Placement Securities other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agents have consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the NYSE.

(9)           The capitalization of the Company as of September 30, 2018 is as set forth in the Prospectus. All the outstanding shares of Common Stock, the Company’s Series A preferred stock, $0.01 par value per share (the “Series A Preferred Stock”) and the Series B preferred stock, $0.01 par value per share (the “Series B Preferred Stock”), have been, on the date hereof, on each Representation Date, as of each Applicable Time and as of each Settlement Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights, except as set forth in the Registration Statement and the Prospectus; except as described in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Securities to be issued and sold to the Agents by the Company hereunder have been duly authorized and, when issued and delivered to the Agents against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates, if any, for the Securities being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Securities being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Agents purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Securities being sold by the Company, if any, are in valid and sufficient form.

(10)         Each of the Company, the Operating Company and their subsidiaries is duly formed or organized and validly existing as a corporation, limited liability company, limited partnership or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Company, the Operating Company and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

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(11)         The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(12)         The shares of capital stock, partnership or membership interests or other equity interests of each of the Operating Company and each subsidiary of the Company and the Operating Company have been duly authorized or approved and validly issued, are fully paid and nonassessable and are owned by the Company or the Operating Company, as applicable, free and clear of any security interests, liens, encumbrances, equities or claims. Neither the Company nor the Operating Company has any subsidiary except as set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017, which are incorporated by reference into the Registration Statement, and any subsidiary organized since such date and set forth on Schedule I hereto.  Neither the Company nor the Operating Company owns a material interest in, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization other than subsidiaries covered by the immediately preceding sentence and entities set forth on Schedule II hereto.

(13)         With respect to stock options, share awards (including restricted common stock and restricted stock units), stock appreciation rights, dividend equivalent rights, performance awards, annual incentive cash awards and/or other equity-based awards (the “Equity Incentive Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries, including without limitation the Company’s Amended and Restated 2015 Equity Incentive Plan ( the “Company Stock Plans”), (i) each Equity Incentive Award intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an Equity Incentive Award was duly authorized no later than the date on which the grant of such Equity Incentive Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States applied on a consistent basis in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Incentive Awards prior to, or otherwise coordinating the grant of Equity Incentive Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

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(14)         There are no legal or governmental proceedings pending or, to the best knowledge of the Company and the Operating Company, threatened, against the Company, the Operating Company or their subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement and Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company and the Operating Company, threatened, against or involving the Company, the Operating Company or their subsidiaries, which might individually or in the aggregate reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement, nor to the knowledge of the Company and the Operating Company, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Securities Act. All such contracts to which the Company, the Operating Company or any of their subsidiaries is a party have been duly authorized, executed and delivered by the Company, the Operating Company or the applicable subsidiary, constitute valid and binding agreements of the Company, the Operating Company or the applicable subsidiary and are enforceable against the Company, the Operating Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. None of the Company, the Operating Company or the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company, the Operating Company or the applicable subsidiary under any of such contracts.

(15)         None of the Company, the Operating Company or any of their subsidiaries is (i) in violation of (A) its articles of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Company or any of their subsidiaries, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company, the Operating Company or any of their subsidiaries, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company, the Operating Company or any of their subsidiaries is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company, the Operating Company or any of their subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except for such events of default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(16)         The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company.

(17)         The Operating Company’s execution and delivery of this Agreement and the performance by the Operating Company of its obligations under this Agreement have been duly and validly authorized by the Operating Company and has been duly executed and delivered by the Operating Company.

(18)         The Management Agreement, dated April 1, 2015 among the Company and the Manager, as amended (the “Management Agreement”), which among other things, provides for the management of the Company by the Manager, remains in full force and effect. The Management Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Company and constitutes a valid and legally binding agreement of the Company and the Operating Company, enforceable against the Company and the Operating Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

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(19)         None of the issuance and sale of the Securities by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Securities Act, the listing of the Securities for trading on the NYSE, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for clearance by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation or the Company’s bylaws, the certificate of formation or limited liability company agreement of the Operating Company, (iii) constitutes or will constitute a breach of, or a default under, any agreement, contract, indenture, lease or other instrument to which the Company, the Operating Company or any of their subsidiaries is a party or by which any of its properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company, the Operating Company or any of their subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Company or any of their subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to clauses (i), (iii), (iv) and (v), such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Company or any of their subsidiaries.

(20)         Except as described in the Registration Statement and the Prospectus, none of the Company, the Operating Company or any of their subsidiaries has outstanding, and on each Representation Date, as of each Applicable Time and as of each Settlement Date, as the case may be, will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(21)         Grant Thornton LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Securities Act.

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(22)         Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent audited financial statements incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company, the Operating Company nor any of their subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, or entered into any transaction, in each case that is material to the Company and its subsidiaries, taken as a whole, that is not in the ordinary course of business; (ii) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice and for dividends on the Series A Preferred Stock and Series B Preferred Stock in accordance with the terms thereof, neither the Company, the Operating Company nor any of their subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iii) there has not been any change in the authorized or outstanding capital stock of the Company or the Operating Company or any material change in the indebtedness of the Company or the Operating Company (other than in the ordinary course of business) and (iv) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(23)         All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(24)         The Common Stock (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(25)         Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor the Operating Company has taken, and neither will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Company to facilitate the sale or resale of the Securities or for any other purpose.

(26)         The Company, the Operating Company and each of their subsidiaries have filed, or are within legal extension periods with respect to, all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), which filed returns are complete and correct in all material respects, and none of the Company, the Operating Company or any of their subsidiaries is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement and the Prospectus, all tax deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On each Representation Date, as of each Applicable Time and as of each Settlement Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Securities to be sold by the Company to the Agents will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

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(27)         Except as set forth in the Registration Statement and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or security holder of the Company or the Operating Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company, the Operating Company or any of their subsidiaries on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company, the Operating Company or any of their subsidiaries on the other hand that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

(28)         Neither the Company nor the Operating Company is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will be, required to register as an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(29)         The shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(30)         Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(31)         Each of the Company, the Operating Company and their subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Registration Statement and the Prospectus or (ii) such as would not, individually or in the aggregate, be materially burdensome to the use of the property or the conduct of the business of the Company and the Operating Company or reasonably be expected to have a Material Adverse Effect. All property (real and personal) held under lease by the Company, the Operating Company and their subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as would not, individually or in the aggregate, be materially burdensome to the use of the property or the conduct of the business of the Company and the Operating Company or reasonably be expected to have a Material Adverse Effect.

(32)         Each of the Company, the Operating Company and their subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, the Operating Company and their subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company, the Operating Company or any of their subsidiaries.

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(33)         The financial statements of the Company, together with the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects (i) the financial condition of the Company as of the dates indicated and (ii) the results of operations, stockholders’ equity and changes in cash flows of the Company for the periods therein specified; and such financial statements and related notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments) and the other financial and statistical information and data set forth in the Registration Statement and Prospectus is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(34)         The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s independent auditors have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, except as described in the Registration Statement and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(35)         The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

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(36)         The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission of which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(37)         Except as disclosed in the Registration Statement (including the exhibits thereto, and the Prospectus, to the knowledge of the Company and the Operating Company, there are no affiliations or associations between the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(38)         Neither the Company, the Operating Company nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Company, any director, officer, agent, employee or affiliate of the Company, any officer of the Manager, the Operating Company or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, the Operating Company and their subsidiaries and, to the knowledge of the Company and the Operating Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(39)         Neither the Company, the Operating Company nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Company, any director, officer, agent, employee or affiliate of the Company, the Operating Company or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and the Operating Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. In addition, none of the Company, the Operating Company, any of the their subsidiaries, or any director, officer, employee, agent or affiliate of the Company, the Operating Company or any of their subsidiaries, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United National Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

(40)         The operations of the Company, the Operating Company and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

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(41)         No labor problem or dispute with the employees of the Company, the Operating Company or any of their subsidiaries exists, or, to the knowledge of the Company and the Operating Company, is threatened or imminent, except for such problems or disputes which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Operating Company are not aware that any key employee or significant group of employees of the Company, the Operating Company or any of their subsidiaries plans to terminate employment with the Company, the Operating Company or any of their subsidiaries. Neither the Company, the Operating Company nor any of their subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company, the Operating Company or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company and the Operating Company, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company and the Operating Company, threatened against the Company, the Operating Company or any of their subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Company or any of their subsidiaries and (ii) to the knowledge of the Company and the Operating Company, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Company or any of their subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Operating Company or any of their subsidiaries.

(42)         The Company, the Operating Company and their subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, the Operating Company nor any of their subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company, the Operating Company nor any of their subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(43)          Each of the Company, the Operating Company and their subsidiaries owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively “Intellectual Property”) necessary for the conduct of the business of the Company, the Operating Company or their subsidiaries as now conducted or as proposed in the Prospectus to be conducted. Neither the Company nor the Operating Company have created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain such licenses or rights to use any such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no claim pending against the Company, the Operating Company or their subsidiaries with respect to any Intellectual Property and the Company, the Operating Company and their subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. None of the Company, the Operating Company or any of their subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(44)         The Company, the Operating Company and their subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company, the Operating Company and their subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company, the Operating Company and their subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company, the Operating Company and their subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(45)         Except as disclosed in the Registration Statement and the Prospectus, the Company, the Operating Company and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company, the Operating Company nor any of their subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(46)         The Company, the Operating Company and their subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Operating Company, their subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company, the Operating Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company, the Operating Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Operating Company, their subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Operating Company, their subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, the Operating Company, their subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, the Operating Company, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

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(47)         Neither the Company, the Operating Company nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Company or any of their subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(48)         No person has the right to require the Company, the Operating Company or any of their subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities other than as disclosed in the Registration Statement.

(49)         The statements included in the Registration Statement and the Prospectus under the headings “Our Manager and Management Agreement,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Our Operating Company and the Limited Liability Company Agreement,” “Material U.S. Federal Income Tax Considerations,” and “Underwriting,” as such statements have been supplemented by documents incorporated by reference in the Registration Statement and the Prospectus, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate and fair summaries of such agreements, documents or proceedings in all material respects.

(50)         Nothing has come to the attention of the Company or the Operating Company that has caused the Company or the Operating Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(51)         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(52)         Commencing with its taxable year ending December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its planned method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code unless the board of directors of the Company deems it no longer advisable and in the best interests of the Company and its stockholders to so qualify. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

(53)         Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Company is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company or the Operating Company from paying any dividends or making other distributions on its capital stock or membership interests.

(54)         There are no business relationships or related party transactions involving the Company, the Operating Company or any of their subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Prospectus that have not been described as required.

(55)         To the Company’s knowledge, all of the information provided to the Agents or to counsel for the Agents by the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, correct and complete.

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(56)         From the time of the initial confidential submission of its Registration Statement dated October 15, 2014 to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the date of this Agreement, the Company has been and is an Emerging Growth Company. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(57)         There are no transfer taxes or similar fees or charges under federal law or the laws of any state or any political subdivision thereof required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(b)           Representations and Warranties by the Manager. The Manager represents and warrants to the Agents as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Agents, as follows:

(1)           The information provided by the Manager, set forth under the headings “Our Manager and the Management Agreement,” and “Certain Relationships and Related Transactions” in the Registration Statement and the Prospectus (collectively, the “Manager Disclosures”) is true and correct in all material respects.

(2)           The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Florida and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(3)           This Agreement has been duly authorized, executed and delivered by the Manager.

(4)           The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and the discretion of the court before which any proceeding may be brought.

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(5)           The Manager is not (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus and compliance by the Manager with its obligations hereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to any agreement to which it is bound or to which any of its property or assets is subject (except for such conflicts, breaches, defaults or Debt Repayment Triggering Event or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the limited liability company agreement or other organizational documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.

(6)           Except as disclosed in the Registration Statement or the Prospectus, (i) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations hereunder; and (ii) the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(7)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as are described in the Registration Statement or the Prospectus.

(8)           The Manager has not been notified that any executive officer of the Company or the Manager plans to terminate his, her or their employment with his, her or their current employer. Neither the Manager nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Manager, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement and the Prospectus, unless a waiver in writing has been obtained.

(9)           The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company or the Operating Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s or the Operating Company’s assets is permitted only in accordance with management’s general or specific authorization.

(10)          The duties of the Manager set forth in the Management Agreement and disclosed in the Registration Statement and the Prospectus are not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder.

(11)         The Manager has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Company to facilitate the sale or resale of the Stock or for any other purpose.

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(12)         Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Manager’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) the Manager has not been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data and (iii) the Manager has implemented appropriate controls, policies, procedures, and technological safeguards to maintain, monitor and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(c)           Certificates. Any certificate signed by any officer of the Company or the Manager and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company and the Operating Company and/or the Manager, as the case may be, to the Agents as to the matters covered thereby.

Section 6.        Sale and Delivery to the Agents; Settlement.

(a)           Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agents’ acceptance of the terms of a Placement Notice or upon receipt by the Agents of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agents, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with their normal trading and sales practices to sell such Placement Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Company acknowledges and agrees that (i) there can be no assurance the Agents will be successful in selling Placement Securities, (ii) the Agents will incur no liability or obligation to the Company, the Operating Company or any other person or entity if they do not sell Placement Securities for any reason other than a failure by the Agents to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Agents shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agents in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)           Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold will be equal to (i) the aggregate offering price received by the Agents at which such Placement Securities were sold (the “Gross Proceeds”), after deduction for (A) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (B) any other amounts due and payable by the Company to an Agent hereunder pursuant to Section 8(a) hereof, and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) the Gross Proceeds. In the event that the Agent delivers the Gross Proceeds to the Company at a Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.

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(c)           Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the respective Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, such Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Agents harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agents any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)           Denominations; Registration. The Securities shall be in such denominations and registered in such names as such Agent may request in writing at least one business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless an Agent shall otherwise instruct.

(e)           Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Agreement, on the number or amount of Placement Securities issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents have no obligation in connection with such compliance.

(f)            Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one Agent on any single given day, and the Company shall in no event request that more than one Agent sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

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(g)           Certain Restrictions on Sales. Notwithstanding any other provision of this Agreement, the Company shall not issue a Placement Notice or otherwise offer, sell or deliver, or request the offer or sale, of any Securities pursuant to this Agreement and, by notice to the Agents given by telephone (confirmed promptly by e-mail), shall cancel any instructions for the offer or sale of any Securities during any period in which the Company is in possession of material non-public information and an Agent shall not be obligated to offer or sell any Securities during any period in which such Agent reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information.

(h)          Filing of Earnings 8-K. If the Company wishes to offer, sell or deliver Securities at any time during the period during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”), the Company shall (i) prepare and deliver to the Agents (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and prior to its filing obtain the written consent of the Agents to such filing (such consent not to be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p), (q), (r), (s) and (t) hereof; respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) other than as set forth in this Section 6(h), this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(g), which shall have independent application.

Section 7.        Covenants of the Company and the Operating Company. Each of the Company and the Operating Company jointly and severally covenants with the Agents as follows:

(a)           Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company and the Operating Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company and the Operating Company in this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

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(b)           Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof.

(c)           Delivery of Registration Statement and Prospectus. The Company, upon request, will furnish to the Agents and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(d)           Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)           Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f)            Rule 158. The Company will timely file, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the SEC promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Securities.

(g)           Use of Proceeds. The Company and the Operating Company will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)           Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)            Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

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(j)         Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)         Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Agents notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, however, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including shares of Common Stock issuable upon redemption of OC Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to the Agents in advance or (iv) the issuance of shares of Common Stock upon redemption of OC Units in accordance with the Limited Liability Company Agreement of the Operating Company, as it may be amended and restated from time to time.

(l)            Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(m)           Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Placement Securities sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities.

(n)           Representation Dates; Certificates. On the date of this Agreement, each time Securities are delivered to any Agent as principal on a Settlement Date and, unless waived by the Agents or during a Suspension:

(1)           each time the Company:

(i)       files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)      files an Annual Report on Form 10-K under the Exchange Act;

(iii)     files a Quarterly Report on Form 10-Q under the Exchange Act; or

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(iv)     files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2)           at any other time reasonably requested by the Agents (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit E. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Agents sells any Placement Securities, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(o)           Opinion of Counsel for Company, the Operating Company and the Manager. On the date of this Agreement, on each Representation Date and each time Securities are delivered to any Agent as principal on a Settlement Date, the Company shall cause to be furnished to the Agents a written opinion of (i) Morrison & Forester LLP counsel for the Company and the Operating Company and (ii) Greenspoon Marder LLP, special Florida counsel to the Manager, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit D-1 and Exhibit D-2, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that (i) in lieu of such opinions for subsequent Representation Dates, such counsels may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date) and (ii) such opinion delivery requirement shall be waived for any Representation Date occurring at a time at which no instruction to an Agent to sell Securities pursuant to Section 2 has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and did not provide the Agents an opinion pursuant to this Section 7(o), then before the Company instructs an Agent to sell Securities pursuant to Section 2, the Company shall provide the Agent(s) such opinion. As used in this Section 7(o), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

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(p)           Opinion of Tax Counsel for Company and the Operating Company. On the date of this Agreement, on each Representation Date and each time Securities are delivered to any Agent as principal on a Settlement Date, the Company shall cause to be furnished to the Agents a written opinion of Morrison & Foerster LLP, tax counsel for the Company and the Operating Company, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit D-3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that (i) in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date) and (ii) such opinion delivery requirement shall be waived for any Representation Date occurring at a time at which no instruction to an Agent to sell Securities pursuant to Section 2 has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and did not provide the Agents an opinion pursuant to this Section 7(p), then before the Company instructs an Agent to sell Securities pursuant to Section 2, the Company shall provide the Agent(s) such opinion. As used in this Section 7(p), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)           Agents Counsel Legal Opinion. On the date of this Agreement, on each Representation Date and each time Securities are delivered to any Agent as principal on a Settlement Date, the Agents shall have received the favorable opinion of Greenberg Traurig, LLP, counsel to the Agents, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to the Agents, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters; provided, however, that such opinion delivery requirement shall be waived for any Representation Date occurring at a time at which no instruction to an Agent to sell Securities pursuant to Section 2 has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and an opinion pursuant to this Section 7(q) was not provided to the Agents, then promptly after the Company instructs an Agent to sell Securities pursuant to Section 2, the Agent(s) shall be provided such opinion. As used in this Section 7(q), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)           Comfort Letter. On the date of this Agreement, on each Representation Date and each time Securities are delivered to any Agent as principal on a Settlement Date, the Company shall cause its independent accountants to furnish the Agents a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to agents in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that such Comfort Letter delivery requirement shall be waived for any Representation Date occurring at a time at which no instruction to an Agent to sell Securities pursuant to Section 2 has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and a Comfort Letter pursuant to this Section 7(r) was not provided to the Agents, then promptly after the Company instructs an Agent to sell Securities pursuant to Section 2, the Agent(s) shall be provided such Comfort Letter. As used in this Section 7(r), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

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(s)           Chief Financial Officer’s Certificate. On the date of this Agreement, on each Representation Date and each time Securities are delivered to any Agent as principal on a Settlement Date, the Company shall cause to be furnished to the Agents a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Agents and its counsel, dated the date that the certificate is required to be delivered; provided, however, that such certificate delivery requirement shall be waived for any Representation Date occurring at a time at which no instruction to an Agent to sell Securities pursuant to Section 2 has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to this Section 7(s), then before the Company instructs an Agent to sell Securities pursuant to Section 2, the Company shall provide the Agent(s) such certificate. As used in this Section 7(s), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(t)            Secretary Certificate. On the date of this Agreement, on each Representation Date and each time Securities are delivered to any Agent as principal on a Settlement Date, the Company shall cause to be furnished to the Agents a certificate of the Secretary of the Company, in form and substance satisfactory to the Agents and its counsel, dated the date that the certificate is required to be delivered, substantially similar to the form attached hereto as Exhibit F, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that such certificate delivery requirement shall be waived for any Representation Date occurring at a time at which no instruction to an Agent to sell Securities pursuant to Section 2 has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to this Section 7(t), then before the Company instructs an Agent to sell Securities pursuant to Section 2, the Company shall provide the Agent(s) such certificate. As used in this Section 7(t), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(u)           Market Activities. Neither the Company nor the Operating Company will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(v)           Compliance with Laws. The Company, the Operating Company and each of their subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of the subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(w)          Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

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(x)           No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents in their capacity as principals or agents hereunder, the Company (including its agents and representatives, other than the Agents in their capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by any Agent as principal or agent hereunder.

(y)           Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agents and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z)           Qualification and Taxation as a REIT. The Company will use its commercially reasonable efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(aa)         Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agents under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be, and each new or additional shelf registration statement or automatic shelf registration statement filed by the Company for the purpose of registering the Securities to be sold pursuant to this Agreement.

(bb)         Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Company in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Securities.

Section 8.        Payment of Expenses.

(a)           Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agents, if applicable, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Placement Securities to the Agents, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees, (v) the preparation, printing and delivery to the Agents of copies of any Permitted Free Writing Prospectus (as defined below) and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities and (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.

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(b)          Termination of Agreement. If this Agreement is terminated by any Agent in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) hereof, the Company shall reimburse the Agents for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents, incurred by the Agents in connection with the transactions contemplated by this Agreement (the “Expenses”); unless Securities having an aggregate offering price of $10,000,000 or more have previously been offered and sold under this Agreement; provided, however, that the Expenses shall not exceed an aggregate under this Agreement of $100,000. The Company shall have no expense reimbursement obligation to the Agents, except as set forth in this Section 8 or as contemplated in Section 10 hereof.

Section 9.        Conditions to the Agents’ Obligations. The obligations of each Agent hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Company contained in this Agreement or in certificates of any officer of the Company, the Operating Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall remain effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)          No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of the subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that results in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c)         No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ opinion is material, or omits to state a fact that in the Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)         Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Company, the Operating Company and their subsidiaries, taken as a whole.

(e)         Opinion of Counsel for Company and the Operating Company. The Agents shall have received the favorable opinions of (i) Morrison & Forester LLP counsel for the Company and the Operating Company and (ii) Greenspoon Marder LLP, special Florida counsel to the Manager, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f)         Opinion of Tax Counsel for Company and the Operating Company. The Agents shall have received the favorable opinions of Morrison & Foerster LLP, tax counsel for the Company and the Operating Company, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(g)         Opinion of Counsel for the Agents. The Agents shall have received the favorable opinion of Greenberg Traurig, LLP required to be delivered pursuant to Section 7(q) on or before the date on which the delivery of such opinion is required pursuant to Section 7(q).

(h)         Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(i)         Accountant’s Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(j)         Chief Financial Officer’s Certificate. The Agents shall have received the certificate of the Chief Financial Officer of the Company required to be delivered pursuant to Section 7(s) on or before the date on which delivery of such certificate is required pursuant to Section 7(s).

(k)         Secretary’s Certificate. The Agents shall have received the certificate of the Secretary of the Company required to be delivered pursuant to Section 7(t) on or before the date on which delivery of such certificate is required pursuant to Section 7(t).

(l)         Approval of Listing. The Placement Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(m)         No Suspension. Trading in the Securities shall not have been suspended on the NYSE and the Common Stock shall not have been delisted from the NYSE.

(n)         Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

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(o)         Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(p)         Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents by written notice to the Company to each of the individuals set forth on Exhibit B, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12 and Section 20 hereof shall survive such termination and remain in full force and effect.

Section 10.        Indemnification.

(a)         Indemnification by the Company and the Operating Company. The Company and the Operating Company agree, jointly and severally, to indemnify and hold harmless each Agent, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”)), its selling agents and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by such Agent) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

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(b)       Indemnification by the Agents. The Agents agree, severally and not jointly, to indemnify and hold harmless the Company and the Operating Company, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.

(c)       Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through a forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)       Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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Section 11.        Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Company, on the one hand, and the Agents, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Company, on the one hand, and of the Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Company, on the one hand, and the Agents, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Company, on the one hand, and the total commissions received by the Agents, on the other hand, bear to the aggregate public offering price of the Securities.

The relative fault of the Company and the Operating Company, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by them pursuant to this Agreement exceeds the amount of any damages which the Agents have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Agents’ Affiliates and selling agents shall have the same rights to contribution as the Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Company, subject in each case to the preceding two paragraphs.

For purposes of this Section 11, the Company and the Operating Company shall be deemed one party, jointly and severally liable for any obligations hereunder.

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Section 12.        Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Company or any subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or its Affiliates or selling agents, any person controlling the Agents or its officers or directors, or by or on behalf of the Company or the Operating Company or any person controlling the Company or the Operating Company, and shall survive delivery of the Securities to the Agents.

Section 13.        Termination of Agreement.

(a)       Termination; General. Each Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Company, the Operating Company and their subsidiaries, taken as a whole, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE MKT or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities. If an Agent elects to terminate this Agreement as provided in this Section 13(a), such Agent shall provide the required notice as specified in Section 14 (Notices).

(b)       Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)       Termination by the Agents. Subject to Section 13(f) hereof, each Agent shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)       Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through the Agents on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the Maximum Amount.

(e)       Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)       Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

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(g)       Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 20 hereof shall survive such termination and remain in full force and effect.

Section 14.        Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a) Notices to the Company or the Operating Company shall be directed to:

Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, TN 38119
Attention: John A. Good

with a copy to:

Morrison & Foerster LLP
2000 Pennsylvania Ave. N.W., Suite 6000
Washington, D.C. 20006
Attention: David P. Slotkin

(b) Notices to the Manager shall be directed to:

JCap Advisors, LLC
6410 Poplar Avenue, Suite 650
Memphis, TN 38119
Attention: John A. Good

(c) Notices to the Agents shall be directed to:

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: General Counsel

Jefferies LLC
520 Madison Avenue
New York, NY 10022
Attention: General Counsel

KeyBanc Capital Markets Inc.
127 Public Square, 4th Floor
Cleveland, Ohio 44114
Attention: General Counsel

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

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Attention: General Counsel

BMO Capital Markets Corp.
3 Times Square, 25th Floor
New York, New York 10036

B. Riley FBR, Inc.
1300 North 17th Street, Suite 1400
Arlington, VA 22209
Attention: Legal Department

with a copy to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Attention: Joseph A. Herz

Section 15.        Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, the Operating Company, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Company, the Operating Company, the Manager and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Section 10 and Section 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Company, the Operating Company, the Manager and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agents shall be deemed to be a successor by reason merely of such purchase.

Section 16.        Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

Section 17.        Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18.        Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

Section 19.        Permitted Free Writing Prospectuses. Each of the Company and the Operating Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, and the Agents represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

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Section 20.        Absence of Fiduciary Relationship. Each of the Company, the Operating Company and the Manager, severally and not jointly, acknowledges and agrees that:

(a)       The Agents are acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Company or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agents have advised or are advising the Company and/or the Operating Company on other matters, and the Agents have no obligation to the Company or the Operating Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)       the public offering price of the Securities sold pursuant to this Agreement will not be established by the Agents;

(c)       it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)       the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate;

(e)       it is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Company and the Agents have no obligation to disclose such interests and transactions to the Company or the Operating Company by virtue of any fiduciary, advisory or agency relationship or otherwise, except as required by applicable law;

(f)       if permitted by applicable law, the Agents and their respective affiliates may engage in trading in the Common Stock for their own account or for the account of its clients at the same time as sales of the Placement Securities occur pursuant to this Agreement; and

(g)       it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Company, employees or creditors of the Company or the Operating Company.

Section 21.        Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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Section 22.        Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 23.        Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 24.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 25.        Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

Section 26.        Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the effective date of this Agreement, and may file with the Commission a Current Report on Form 8 K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agents prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

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Section 27.        Research Analyst Independence. The Company acknowledges that the Agents’ research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that each Agent is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Operating Company and the Company in accordance with its terms.

Very truly yours,

Very truly yours,

JERNIGAN CAPITAL, INC.

By:	/s/ John A. Good
Name: John A. Good
Title: Chief Executive Officer

JERNIGAN CAPITAL OPERATING COMPANY, LLC

By: Jernigan Capital, Inc., its managing member

By:	/s/ John A. Good
Name: John A. Good
Title: Chief Executive Officer

JCAP ADVISORS, LLC

By:	/s/ John A. Good
Name: John A. Good
Title: Chief Executive Officer

CONFIRMED as of the date first above mentioned, on behalf of such Agent.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jamie Graff
Authorized Representative

JEFFERIES LLC

By:	/s/ Josh Fuller
Authorized Representative

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Will Bartlett
Authorized Representative

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
Authorized Representative

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Ryan Salem
Authorized Representative

BMO CAPITAL MARKETS CORP.

By:	/s/ Stephan Richford
Authorized Representative